Exhibit 10.16

                [Date]

[Name],

at the address

in the Schedule.

Re:     New Man Financial – Employment Agreement

Dear [Name]:

This is your EMPLOYMENT AGREEMENT with New Man Financial (which is defined below). Once this Agreement becomes effective, it will provide the terms of your employment with New Man Financial and its affiliates (together, the “New Man Financial Group”).

1. Terms Schedule

Some of the terms of your employment are in the attached schedule (your “Schedule”), which is part of this Agreement.

2. Effectiveness of this Agreement

(a) New Man Financial and the IPO. This Agreement is being entered into in contemplation of Man Group plc’s formation of a company (referred to as “New Man Financial”) that will directly or indirectly hold the businesses currently operating under the Man Financial name (the “Man Financial Businesses”) and the proposed initial public offering of shares of New Man Financial’s common stock in the United States (the “IPO”).

(b) Agreement conditioned on the IPO. This Agreement and your employment under it is conditioned on the IPO. Until the IPO closes, this Agreement will have no effect (including on the terms of your employment with Man Group plc and its affiliates) other than as may be set forth in your Schedule and your current employment agreement (if any) will remain in effect. If the IPO is not consummated by December 31, 2007, all of the provisions of this Agreement will terminate (other than as may be set forth in your Schedule).

(c) Assumption. Before the IPO, Man Group plc will cause New Man Financial to assume and agree to perform New Man Financial’s obligations under this Agreement. Effective on the assumption, Man Group plc will have no further liability for this Agreement (other than as set forth in your Schedule) and New Man Financial will be expressly and unconditionally responsible for its liabilities set forth herein.

3. Term of Your Employment

Your employment under this Agreement will begin on the date the IPO commences, subject to your continued employment with the New Man Financial Group through such date, and will continue until terminated in accordance with Section 7(c). All subsequent references to “your employment” in this Agreement will refer to your employment under this Agreement.

4. Your Position, Performance and Other Activities

(a) Position. You will be employed in the position stated in your Schedule.

(b) Authority, Responsibilities, and Reporting. Your authority, responsibilities and reporting relationships will correspond to your position and will include any particular authority, responsibilities and reporting relationships consistent with your position that New Man Financial’s Board of Directors (the “Board”) or any officer of the New Man Financial Group to whom you report may assign to you from time to time. Any specific reporting relationship provided in your Schedule replaces the relationship provided in this Section 4(b), and any specific authority or responsibility provided in your Schedule is in addition to that provided in this Section 4(b).

(c) Performance. During your employment, you will devote substantially all of your business time and attention to the New Man Financial Group and will use good faith efforts to discharge your responsibilities under this Agreement to the best of your ability.

(d) Other Activities. During your employment, you will not render any business, commercial or professional services to any non-member of the New Man Financial Group. However, you may (1) serve on corporate, civic or charitable boards or committees (2) manage personal investments, (3) deliver lectures, fulfill speaking engagements or teach at educational institutions or (4) do any other permitted activity stated in your Schedule, so long as these activities do not significantly interfere with your performance of your responsibilities under this Agreement. (It is agreed that the activities that you are conducting at the time of this Agreement, and any substitute activities that are similar in nature and scope, do not significantly interfere with your responsibilities under this Agreement.)

5. Your Compensation

(a) Salary. You will receive an annual base salary (your “Salary”). The starting amount of your Salary is in your Schedule. New Man Financial will review your Salary at least annually and may increase it at any time for any reason. However, your Salary may not be decreased at any time (including after any increase) other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives, and any increase in your Salary will not reduce or limit any other obligation to you under this Agreement. Your Salary will be paid in accordance with the New Man Financial Group’s normal practices for senior executives.

(b) Bonus. You will be entitled to receive an annual cash bonus (your “Bonus”) for each fiscal year of New Man Financial ending during your employment. The amount of your Bonus will be determined by New Man Financial in accordance with your Schedule, and it will be paid within two and one half months after the end of the fiscal year to which it relates.

(c) Initial Equity Awards.

(1) On or before the date of commencement of the IPO, you will be awarded either restricted shares of or restricted share equivalents in respect of New Man Financial’s common stock (your “IPO Stock”). The amount of your IPO Stock is as in the Schedule.

(2) On or before the date of commencement of the IPO, you will be granted options to purchase New Man Financial’s common stock with an exercise price equal to the IPO price (your “IPO Options”). The amount of your IPO Options is as in the Schedule.

(3) Except as provided in this Agreement, your IPO Stock and IPO Options will be subject to the terms of a New Man Financial equity incentive plan, which will be adopted by the Board and approved by the sole shareholder of New Man Financial prior to the IPO, and to the terms of your award agreement under that plan.

(d) Other Executive Compensation Plans. You will be entitled to participate in all of the New Man Financial Group’s executive compensation plans, including any management incentive plans, long-term compensation plans, equity compensation option plans and deferred compensation plans, on a basis that is at least as favorable as that provided to other senior executives of the New Man Financial Group.

6. Your Benefits

(a) Employee Benefit Plans. During your employment, you will be entitled to participate in each of the New Man Financial Group’s employee benefit and welfare plans, including plans providing retirement benefits or medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the New Man Financial Group.

(b) Vacation. You will be entitled to paid annual vacation on a basis that is at least as favorable as that provided to you as of the time of this Agreement.

(c) Business Expenses. You will be reimbursed for all business and entertainment expenses incurred by you in performing your responsibilities under this Agreement. However, your reimbursement will be subject to the New Man Financial Group’s normal practices for senior executives.

(d) Indemnification; Advancement of Expenses. To the extent permitted by law, New Man Financial will indemnify you against any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against you arising by reason of your status as a director, officer, employee and/or agent of the New Man Financial Group during your employment. In addition, to the extent permitted by law, New Man Financial will advance or reimburse any expenses, including reasonable attorney’s fees, you incur in investigating and defending any actual or threatened action, suit or proceeding for which you may be entitled to indemnification under this Section 6(d). However, you agree to repay any expenses paid or reimbursed by New Man Financial if it is ultimately determined that you are not legally entitled to be indemnified by New Man Financial. If New Man Financial’s ability to make any payment contemplated by this Section 6(d) depends on an investigation or determination by the board of directors of any member of the New Man Financial Group, at your request New Man Financial will use its best efforts to cause the investigation to be made (at New Man Financial’s expense) and to have the relevant board reach a determination as soon as reasonably possible.

(e) Additional Benefits. During your employment, you will be provided any additional benefits stated in your Schedule.

7. Termination of Your Employment

(a) No Reason Required. You or New Man Financial may terminate your employment at any time for any reason, or for no reason, subject to compliance with Section 7(c).

(b) Related Definitions.

(1) “Cause” means any of the following: (A) your continued and willful failure to perform substantially your responsibilities to the New Man Financial Group under this Agreement, after demand for substantial performance has been given by the Board or any officer of the New Man Financial Group to whom you report that specifically identifies how you have not substantially performed your responsibilities; (B) your willful engagement in illegal conduct or in gross misconduct in connection with the business of the New Man Financial Group; (C) your conviction of, or plea of guilty or nolo contendere to, a felony; (D) your willful and material breach of the New Man Financial Group’s written code of conduct and business ethics or Section 8 or 9; (E) your willful attempt to obstruct or willful failure to cooperate with any investigation authorized by the Board or any governmental or self-regulatory entity; or (F) your disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or your loss of any governmental or self-regulatory license that is reasonably necessary for you to perform your responsibilities to the New Man Financial Group under this Agreement, if (i) the disqualification, bar or loss continues for more than 60 days and (ii) during that period the New Man Financial Group uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during your employment, you will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if your employment is not permissible, you will be placed on leave (which will be paid in full to the extent legally permissible).

For purposes of this definition, (i) no act or omission by you will be “willful” unless it is made by you in bad faith or without a reasonable belief that your act or omission was in the best interests of the New Man Financial Group and (ii) any act or omission by you based on authority given pursuant to a resolution duly adopted by the Board will be deemed made in good faith and in the best interests of the New Man Financial Group.

If New Man Financial does not give you a Termination Notice (as described in 7(c)) within 60 days after the Board has knowledge that an event constituting Cause has occurred, the event will no longer constitute Cause. In addition, the Board must give you notice and 10 days to cure the first event constituting Cause under Section 7(b)(1)(D) or (E) (unless the event cannot be cured). New Man Financial may place you on unpaid leave for up to 30 consecutive days while it is determining whether there is a basis to terminate your employment for Cause. This leave will not constitute Good Reason.

(2) “Good Reason” means any of the following: (A) any material and adverse change in your position with the New Man Financial Group (including by reason of removal or failure to be elected or re-elected); (B) any failure by New Man Financial to provide you with authority, responsibilities and reporting relationships as provided in Section 4(b) (and your Schedule); (C) any failure by New Man Financial to comply with Section 5 (and your Schedule); (D) New Man Financial requiring you to be based at any office more than 35 miles from the place of employment stated in your Schedule (however, reasonable travel required by New Man Financial in connection of your duties will not constitute Good Reason); (E) any purported termination by New Man Financial of your employment that is in breach of this Agreement; (F) any failure by New Man Financial to comply with Section 12(c); or (G) any material breach of this Agreement by New Man Financial not otherwise specifically provided for in this Section 7(b)(2).

If you do not give a Termination Notice within 60 days after you have knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, (i) an isolated, insubstantial and inadvertent failure by New Man Financial under Section 7(b)(2)(A) through (D) that is not in bad faith and is cured promptly on your giving New Man Financial notice will not constitute Good Reason and (ii) you must give the Board notice and 10 days to cure the first event constituting Good Reason under Section 7(b)(2)(G).

(3) “Disability” means your absence from your responsibilities with New Man Financial on a full-time basis for 130 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury. If New Man Financial determines in good faith that your Disability has occurred, it may give you Termination Notice. If within 30 days of the Termination Notice you do not return to full-time performance of your responsibilities, your employment will terminate. If you do return to full-time performance in that 30-day period, the Termination Notice will be cancelled for all purposes of this Agreement. Except as provided in this Section 7(b)(3), your incapacity due to mental or physical illness or injury will not affect the Company’s obligations under this Agreement (including that such illness or injury will not constitute a basis for Cause).

(c) Advance Notice Generally Required.

(1) To terminate your employment, either you or New Man Financial must provide a Termination Notice to the other. A “Termination Notice” is a written notice that states the specific provision of this Agreement on which termination is based, including, if applicable, the specific clause of the definition of Cause or Good Reason and a reasonably detailed description of the facts that permit termination under that clause; provided that the failure to include any fact in a Termination Notice that contributes to a showing of Cause or Good Reason does not preclude either party from asserting that fact in enforcing its rights under this Agreement.

(2) You and New Man Financial agree to provide 60 days’ advance Termination Notice of any termination, unless your employment is terminated by New Man Financial for Cause or because of your Disability or death. If you die or become Disabled after you provide a valid Termination Notice with Good Reason or New Man Financial provides Termination Notice without Cause, your termination will be treated as a termination with Good Reason, effective as of the date of your death or Disability.

(d) With Good Reason or Without Cause. If New Man Financial terminates your employment without Cause or you terminate your employment for Good Reason:

(1) New Man Financial will pay the following as of the end of your employment: (A) your unpaid Salary, (B) your Salary for any accrued but unused vacation, and (C) any accrued expense reimbursements and other cash entitlements (including for accrued expense reimbursement for which supporting documentation is submitted within a reasonable time after termination of your employment) (together, your “Accrued Compensation”). In addition, New Man Financial will pay you any amounts and provide you any benefits that are required, or to which you are entitled, under any plan, contract or arrangement of the New Man Financial Group as of the end of your employment (together, the “Other Benefits”).

(2) New Man Financial will pay your Earned Bonus. Your “Earned Bonus” means any earned but unpaid Bonus for the fiscal year ending immediately before the end of your employment.

(3) New Man Financial will pay your Accrued Bonus. Subject to your Schedule, your “Accrued Bonus” means any excess of (A) the average of the Bonuses paid or payable to you for the three fiscal years ending before Termination Notice is given (your “Historic Bonus”) multiplied by the number of days of your employment since the fiscal year ending before Termination Notice is given divided by 365 over (B) any Bonus paid you for a fiscal year ending after Termination Notice is given. Your Historic Bonus will be calculated taking into account annual cash bonuses earned during your prior employment with Man Group plc during the relevant period and will be calculated over a shorter number of years if your combined employment with Man Group plc and the New Man Financial Group is less than three years.

(4) New Man Financial will pay your Severance Pay. Your “Severance Pay” means (A) the sum of your Salary and Historic Bonus multiplied by (B) the severance multiplier provided on your Schedule (your “Severance Multiplier”).

(5) Your IPO Options and all other stock options issued by the New Man Financial Group to you will vest and become immediately exercisable and will remain exercisable for at least 12 months after the end of your employment (or, if earlier, until they would have expired but for your termination). Your IPO Stock and all other restricted stock and other equity-based compensation awarded by the New Man Financial Group to you will vest and become immediately payable. Any securities so issued or awarded will remain subject to such restrictions on transfer as are required by applicable securities laws. For the avoidance of doubt, this Section 7(d)(5) will in no way limit any more favorable terms in the plans or award agreements relating to equity-based compensation awarded by the New Man Financial Group to you. The benefit provided for by this Section 7(d)(5) is referred to as “Accelerated Vesting”.

(6) During the number of years equal to your Severance Multiplier (the “Severance Period”), you, your spouse and your dependents will continue to be entitled to participate in each of the New Man Financial Group’s employee benefit and welfare plans providing for medical, dental, hospitalization, life or disability insurance on a basis that is at least as favorable as that provided to other senior executives of the New Man Financial Group and at least as favorable as the basis in effect immediately before Termination Notice was given (the “Welfare Benefits”). However, if the New Man Financial Group’s plans do not permit you, your spouse or your dependents to participate on this basis, New Man Financial will provide Welfare Benefits (with the same after-tax effect for you) outside of the plans. If you become employed during the remainder of the Severance Period and are eligible for coverage from your new employer, the Welfare Benefits will be secondary to your new coverage (i.e., the New Man Financial Group will reimburse you for any increased cost and provide any additional benefits that are necessary to provide you with the full Welfare Benefits).

(e) For Cause or without Good Reason. If New Man Financial terminates your employment for Cause or you terminate your employment without Good Reason, New Man Financial will pay your Accrued Compensation and your Other Benefits.

(f) For Your Disability or Death. If your employment terminates as a result of your Death or Disability, New Man Financial will pay your Accrued Compensation, Earned Bonus and Accrued Bonus and will provide your Other Benefits and will provide Accelerated Vesting.

(g) Additional Employment Events. If there is an “Additional Employment Event” provided for in your Schedule, the payments and benefits provided in the Schedule will substitute for those stated in this Section 7, but will not substitute for any payments or benefits set forth in your current employment agreement (if any) except as provided in your Schedule.

(h) Condition. New Man Financial will not be required to make the payments and provide the benefits stated in Section 7(d) (other than the Accrued Compensation and Other Benefits) unless you execute and deliver to New Man Financial an agreement releasing from all liability (other than the payments and benefits contemplated by this Agreement) each member of the New Man Financial Group and any of their respective past or present officers, directors, employees or agents. This agreement will be in the form normally provided by the New Man Financial Group to its senior executives at the time.

(i) Timing. The benefits provided in this Section 7 will begin at the end of your employment, and any cash payments owed you under this Section 7 will be paid in one lump sum within 20 days of the end of your employment or at any earlier time required by applicable law.

(j) Section 409A. Notwithstanding anything in this Agreement to the contrary, if any payment(s) or benefit(s)under this Agreement would be subject to the provisions of Section 409A of the Internal Revenue Code of 1986 (the “Code”), to the extent required to comply with Section 409A of the Code, any such payments and/or benefits shall be delayed until the earliest day on which such payments could be made or benefits provided in compliance with Section 409A of the Code (at which point all payments so delayed shall be provided or reimbursed to you in one lump sum).

8. Proprietary Information.

(a) Definition. “Proprietary Information” means confidential or proprietary information concerning (1) the New Man Financial Group’s businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how, (2) any other matter relating to the New Man Financial Group and (3) any matter relating to clients of the New Man Financial Group or other third parties having relationships with the New Man Financial Group. Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this

Agreement. However, Proprietary Information does not include information (1) that was or becomes generally available to you on a non-confidential basis, if the source of this information was not reasonably known to you to be bound by a duty of confidentiality, (2) that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly, that is not authorized by the New Man Financial Group or (3) that you can establish was independently developed by you without reference to any Proprietary Information.

(b) Use and Disclosure. You will obtain or create Proprietary Information in the course of your involvement in the New Man Financial Group’s activities and may already have Proprietary Information. You agree that the Proprietary Information is the exclusive property of the New Man Financial Group, and that, during your employment, you will use and disclose Proprietary Information only for the New Man Financial Group’s benefit and in accordance with any restrictions placed on its use or disclosure by the New Man Financial Group. After your employment, you will not use or disclose any Proprietary Information. In addition, nothing in this Agreement will operate to weaken or waive any rights the New Man Financial Group may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

(c) Return of Proprietary Information. When your employment terminates, you agree to return to New Man Financial all Proprietary Information, including all notes, mailing lists, rolodexes and computer files that contain any Proprietary Information. You agree to do anything reasonably requested by New Man Financial in furtherance of perfecting the New Man Financial Group’s possession of, and title to, any Proprietary Information that was at any time in your possession.

(d) Limitations. Nothing in this Agreement prohibits you from providing truthful testimony concerning the New Man Financial Group to governmental, regulatory or self-regulatory authorities.

9. On-going Restrictions on Your Activities

(a) Related Definitions. This Section uses the following defined terms:

“Competitive Enterprise” means any business enterprise that either (1) engages in any activity that competes anywhere with any activity that the New Man Financial Group is then engaged in or (2) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

“Client” means any client or prospective client of the New Man Financial Group to whom you provided services or for whom you transacted business.

“Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

(b) Your Importance to the New Man Financial Group and the Effect of this Section 9. You acknowledge that:

(1) In the course of your involvement in the New Man Financial Group’s activities, you will have access to Proprietary Information and the New Man Financial Group’s client base and will profit from the goodwill associated with the New Man Financial Group. On the other hand, in view of your access to Proprietary Information and your importance to the New Man Financial Group, if you compete with the New Man Financial Group for some time after your employment, the New Man Financial Group will likely suffer significant harm. This Agreement provides you with substantial additional benefits over your prior arrangements with Man Group plc and its affiliates, including the substantial additional compensation referred to in Sections 5(c). In return for the benefits you will receive from the New Man Financial Group and to induce the New Man Financial Group to enter into this Agreement, and in light of the potential harm you could cause the New Man Financial Group, you agree to the provisions of this Section 9. New Man Financial would not have entered into this Agreement if you did not agree to this Section 9.

(2) This Section 9 limits your ability to earn a livelihood in a Competitive Enterprise and your relationships with Clients. You acknowledge, however, that complying with this Section 9 will not result in severe economic hardship for you or your family.

(c) Transition Assistance. During the 90 days after Termination Notice has been given, you will take all actions the New Man Financial Group may reasonably request to maintain for the New Man Financial Group the business, goodwill and business relationships with any Clients.

(d) Non-Competition. Until the end of the period stated in the Schedule, you will not directly or indirectly:

(1) hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise; or

(2) associate (including as a director, officer, employee, partner, sole proprietor, consultant, agent or advisor) with a Competitive Enterprise and in connection with your association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

(A) that is substantially related to any activity that you were engaged in,

(B) that is substantially related to any activity for which you had direct or indirect managerial or supervisory responsibility, or

(C) that calls for the application of specialized knowledge or skills substantially related to those used by you in your activities;

in each case, for the New Man Financial Group at any time during the year before the end of your employment.

(e) Non-Solicitation of Clients. Until the end of the period stated in the Schedule, you will not attempt to Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the New Man Financial Group.

(f) Non-Solicitation of New Man Financial Group Employees. Until the end of the period stated in the Schedule, you will not attempt to Solicit anyone who is then an employee of the New Man Financial Group (or who was an employee of the group within the prior six months) to resign from the New Man Financial Group or to apply for or accept employment with any Competitive Enterprise.

(g) Notice to New Employers. Before you accept employment with any other person or entity while any of Section 9(c), (d), (e) or (f) is in effect, you will provide the prospective employer with written notice of the provisions of this Section 9 and will deliver a copy of the notice to the New Man Financial Group.

10. Effect of Excise Tax and Limits on Golden Parachute Payments.

(a) Gross Up Payment. If there is a change in ownership or control of any member of the New Man Financial Group that causes any payment or distribution by any member of the New Man Financial Group or any other person or entity to you or for your benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 10) (a “Payment”) to be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest or penalties incurred by you with respect to such excise tax, the “Excise Tax”), then you shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, you will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing, if it is determined that you are entitled to a Gross-Up Payment but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 5% of the Payments, then the Payments will be reduced to the maximum amount that would not result in the imposition of the Excise Tax. (You will be entitled to elect the order in which amounts are reduced.)

(b) Determination of the Gross-Up Payment. Subject to the provisions of Section 10, all determinations required to be made under this Section 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by New Man Financial and reasonably acceptable to you (the “Accounting Firm”) which shall provide detailed supporting calculations both to New Man Financial and you within 15 business days of the receipt of notice from you that there has been a Payment with respect to which you in good faith believe a Gross-Up Payment may be due under this Section 10, or such earlier time as is requested by New Man Financial. All fees and expenses of the Accounting Firm shall be borne solely by New Man Financial. Any Gross-Up Payment, as determined pursuant to this Section 10, shall be paid by New Man Financial to you within 5 days of the later of (1) the due date for the payment of any Excise Tax, and (2) the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon New Man Financial and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by New Man Financial should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that New Man Financial exhausts its remedies pursuant to Section 10(c) and you thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by New Man Financial to or for your benefit. The previous sentence shall apply mutatis mutandis to any overpayment of a Gross-Up Payment.

(c) Procedures. You shall notify New Man Financial in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by New Man Financial of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after you are informed in writing of such claim and shall apprise New Man Financial of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to New Man Financial (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If New Man Financial notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

(1) give New Man Financial any information reasonably requested by New Man Financial relating to such claim,

(2) take such action in connection with contesting such claim as New Man Financial shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by New Man Financial,

(3) cooperate with New Man Financial in good faith in order effectively to contest such claim, and

(4) permit New Man Financial to participate in any proceedings relating to such claim;

provided, that New Man Financial shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 10(c), New Man Financial shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as New Man Financial shall determine; provided that (A) if New Man Financial directs you to pay such claim and sue for a refund, to the extent permitted by law, New Man Financial shall pay such amount on your behalf (and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such amount or with respect to any imputed income with respect to such amount); and (B) any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, New Man Financial’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority, and New Man Financial will pay or reimburse any reasonable attorney’s fees you incur as a result of settling or contesting any such issue.

(d) Refund. If, after your receipt of an amount from New Man Financial pursuant to Section 10(c), you become entitled to receive any refund with respect to such claim, you shall (subject to New Man Financial complying with the requirements of Section 10(c)) promptly pay to New Man Financial the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

11. Effect on Other Agreements.

(a) Prior Employment Agreements and Severance Rights. Upon the closing of the IPO, this Agreement will supersede any earlier employment agreement and any earlier severance or similar rights you may have with any member of the New Man Financial Group, Man Group plc or any of the Man Group plc’s affiliates.

(b) Effect on Other Agreements; Entire Agreement. This Agreement is the entire agreement among you, Man Group plc and New Man Financial with respect to the relationship contemplated by this Agreement and, other than as provided in Section 11(a), supersedes any earlier agreement, written or oral, with respect to the subject matter of this Agreement. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.

12. Successors.

(a) Payments on Your Death. If you die and any amounts become payable under this Agreement, we will pay those amounts to your estate.

(b) Assignment by You. You may not assign this Agreement without New Man Financial’s consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 12(b), whether voluntary or involuntary, will be void.

(c) Assumption by any Surviving Company. Before the effectiveness of any merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving New Man

Financial (a “Reorganization”) or any sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of New Man Financial’s consolidated assets (a “Sale”), New Man Financial will cause (1) the Surviving Company to unconditionally assume this Agreement in writing and (2) a copy of the assumption to be provided to you. After the Reorganization or Sale, the Surviving Company will be treated for all purposes as New Man Financial under this Agreement. The “Surviving Company” means (i) in a Reorganization, the entity resulting from the Reorganization or (ii) in a Sale, the entity that has acquired all or substantially all of the assets of New Man Financial.

13. Disputes.

(a) Employment Matter. This Section 13 applies to any controversy or claim between you and the New Man Financial Group arising out of or relating to or concerning this Agreement, or any aspect of your employment with the New Man Financial Group or the termination of that employment (together, an “Employment Matter”).

(b) Continuation of Salary and Benefits. While any Employment Matter is pending, New Man Financial will continue to provide compensation and benefits in accordance with this Agreement as if your employment had continued unaffected. New Man Financial may, however, elect to treat you as if you had been placed on paid leave for all or part of the time an Employment Matter is pending. You will not need to reimburse New Man Financial even if it is determined pursuant to Section 13(c) that you are not entitled to receive the salary or benefits.

(c) Mandatory Arbitration. Subject to the provisions of this Section 13, any Employment Matter will be finally settled by arbitration in the County of New York administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. However, the rules will be modified in the following ways: (1) each arbitrator will agree to treat as confidential evidence and other information presented to the same extent as the information is required to be kept confidential under Section 8, (2) a decision must be rendered within 10 business days of the parties’ closing statements or submission of post-hearing briefs and (3) the arbitration will be conducted before a panel of three arbitrators, one selected by you within 10 days of the commencement of arbitration, one selected by New Man Financial in the same period and the third selected jointly by these arbitrators (or, if they are unable to agree on an arbitrator within 30 days of the commencement of arbitration, the third arbitrator will be appointed by the American Arbitration Association; provided that the arbitrator shall be a partner or former partner at a nationally recognized law firm). Notwithstanding the preceding, to the extent the rules of any self-regulatory organization applicable to the New Man Financial Group require an Employment Matter to be arbitrated by different arbitration rules, such required arbitration rules will apply.

(d) Limitation on Damages. You and the New Man Financial Group agree that there will be no punitive damages payable as a result of any Employment Matter and agree not to request punitive damages.

(e) Injunctions and Enforcement of Arbitration Awards. You or the New Man Financial Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of New York to enforce any arbitration award under Section 13(c). Also, the New Man Financial Group may bring such an action or proceeding, in addition to its rights under Section 13(c) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Sections 8 and 9. You agree that (1) your violating any part of Sections 8 and 9 would cause damage to the New Man Financial Group that cannot be measured or repaired, (2) the New Man Financial Group therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of those Sections, (3) no bond will need to be posted for the New Man Financial Group to receive such an injunction, order or other relief and (4) no proof will be required that monetary damages for violations of those Sections would be difficult to calculate and that remedies at law would be inadequate.

(f) Jurisdiction and Choice of Forum. You and the New Man Financial Group irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of New York over any Employment Matter that is not otherwise arbitrated or resolved according to Section 13(c). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the New Man Financial Group (1) acknowledge that the forum stated in this Section 13(f) has a reasonable relation to this Agreement and to the relationship between you and the New Man Financial Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (2) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 13(f) in the forum stated in this Section, (3) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 13(f) and (4) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the New Man Financial Group. However, nothing in this Agreement precludes you or the New Man Financial Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Sections 13(c), 13(e) and this 13(f).

(g) Waiver of Jury Trial. To the extent permitted by law, you and the New Man Financial Group waive any and all rights to a jury trial with respect to any Employment Matter.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

(i) Costs. To the extent permitted by law, New Man Financial will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, you incur as a result of any Employment Matter. However, you agree to repay any expenses paid or reimbursed by New Man Financial if it is determined pursuant to Section 13(c) that you brought or contested the Employment Matter in bad faith.

14. General Provisions.

(a) Construction.

(1) References (A) to Sections are to sections of this Agreement unless otherwise stated; (B) to any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time; (C) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; (D) to any governmental authority include any successor to the governmental authority; (E) to any plan include any programs, practices and policies; (F) to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority; and (G) to any affiliate of any entity are to any person or other entity directly or indirectly controlling, controlled by or under common control with the first entity.

(2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

(3) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.”

(4) It is your and the New Man Financial Group’s intention that this Agreement not be construed more strictly with regard to you or the New Man Financial Group.

(b) Withholding. You and the New Man Financial Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the New Man Financial Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.

(c) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 9 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

(d) No Set-off or Mitigation. Your and New Man Financial’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the New Man Financial Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).

(e) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 14(e)):

If to you, to the address stated in the Schedule.

If to New Man Financial or any other member of the New Man Financial Group, to:

Man Group plc

Sugar Quay

Lower Thames Street

London EC3R 6DU

Attention: Chief Executive Officer

with a copy to:

Sullivan & Cromwell llp

125 Broad Street

New York, New York 10004

Attention: Marc Trevino, Esq.

Facsimile: 212-558-3588

(f) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the New Man Financial Group acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this Agreement to be legally binding.

(g) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and New Man Financial or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the New Man Financial Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

(h) Third Party Beneficiaries. Subject to Section 12, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you and New Man Financial and your and New Man Financial’s permitted successors and assigns, although (1) this Agreement will inure to the benefit of the New Man Financial Group and (2) Section 12(a) will inure to the benefit of the most recent persons named in a notice under that Section.

(i) Counterparts. This Agreement may be executed counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

Very truly yours,

MAN GROUP PLC

By:

Accepted and agreed:

[Name]

Date: